Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement No. 333-205162 on Form S-8 of our report dated April 13, 2016, with respect to the audited consolidated financial statements of Eastside Distilling, Inc., for the years ended December 31, 2015 and 2014.

/s/ Burr Pilger Mayer, Inc.
San Francisco, California

April 13, 2016